Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

SECOND-QUARTER 2008 EARNINGS

Safeway reports strong growth in earnings and cash flow

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – July 17, 2008

Results From Operations

Safeway Inc. today reported net income of $234.3 million ($0.53 per diluted share) for the second quarter of 2008 compared to net income of $218.2 million ($0.49 per diluted share) in the second quarter of 2007.

Sales and Other Revenue

Total sales increased 3.0% to $10.1 billion in the second quarter of 2008 compared to $9.8 billion in the second quarter of 2007. This increase was driven by contributions from Lifestyle stores, higher fuel sales and an increase in the Canadian dollar exchange rate, partly offset by a shift in Easter holiday sales which occurred in the first quarter of 2008 compared to the second quarter of 2007. Non-fuel, identical-store sales declined 0.3% due in part to the shift in Easter holiday sales. When adjusted to exclude the estimated impact of the Easter holiday shift, non-fuel, identical-store sales increased 1.0%.

“Our earnings performance this quarter was strong in light of a soft sales environment and the Easter holiday shift. We produced this earnings growth primarily through efficient retail execution, cost reduction and sales mix improvement,” said Steve Burd, Chairman, President and CEO. “Free cash flow for the quarter was also very strong.”

“We are focused on improving our sales momentum by delivering greater value to our customers,” added Burd. “We remain confident in our ability to deliver earnings per share growth of 13-18% for this 53-week year.”

Gross Profit

Gross profit declined 20 basis points to 28.31% of sales in the second quarter of 2008 compared to 28.51% of sales in the second quarter of 2007. Excluding the effect of higher fuel sales (which have a lower gross margin) gross profit margin increased 26 basis points. This improvement was the result of improved shrink and lower advertising expense, partly offset by investments in price.

Operating and Administrative Expense

Operating and administrative expense improved 36 basis points to 23.85% of sales in the second quarter of 2008 from 24.21% of sales in the second quarter of 2007. Higher fuel sales in 2008 reduced operating and administrative expense margin by 26 basis points. The remaining 10 basis point improvement was the result of reduced employee costs, partly offset by lower property gains and higher energy and occupancy costs.

Interest Expense

Interest expense declined to $81.7 million in the second quarter of 2008 from $89.7 million in the second quarter of 2007 due to a combination of lower interest rates and lower average borrowings.

Other Income, Net

Other income declined to $2.0 million in the second quarter of 2008 from $5.4 million in the second quarter of 2007 due primarily to lower operating results at Casa Ley, Safeway’s unconsolidated affiliate.

Income Tax Expense

Income tax expense was $137.6 million, or 37.0% of pre-tax income in the second quarter of 2008. Income tax expense in the second quarter of 2007 was $119.9 million, or 35.5% of pre-tax income.

24-Week Results

Net income for the first 24 weeks of 2008 was $427.7 million ($0.97 per diluted share) compared to $392.6 million ($0.88 per diluted share) in the first 24 weeks of 2007.

The gross profit margin was 28.55% in the first 24 weeks of 2008 compared to 28.89% for the first 24 weeks of 2007. Operating and administrative expense margin was 24.31% in the first 24 weeks of 2008 compared to 24.80% in the first 24 weeks of 2007.

Stock Repurchases

During the second quarter of 2008, Safeway purchased 3.2 million shares of its common stock at an average price of $31.07 per share and a total cost of $100.6 million (including commissions). The remaining board authorization for stock repurchases at quarter-end was $1.3 billion.

Capital Expenditures

Safeway invested $676.8 million in capital expenditures in the first 24 weeks of 2008. The company opened four new Lifestyle stores, completed 68 Lifestyle remodels and closed seven stores. For the year, the company expects to spend $1.70 billion to $1.75 billion in capital expenditures, open approximately 20 new Lifestyle stores and complete approximately 250 Lifestyle remodels.

Cash Flow

Net cash flow from operating activities was $712.9 million in the first 24 weeks of 2008 compared to $652.1 million in the first 24 weeks of 2007.

Net cash flow used by investing activities was $657.0 million in the first 24 weeks of 2008 compared to $692.8 million in the first 24 weeks of 2007.

Net cash flow used by financing activities was $0.8 million in the first 24 weeks of 2008 compared to net cash flow provided by financing activities of $23.4 million in the first 24 weeks of 2007.

Free cash flow increased to $442.0 million in the second quarter of 2008 from $297.5 million in the second quarter of 2007. Free cash flow was $238.0 million in the first 24 weeks of 2008 compared to $66.8 million in the first 24 weeks of 2007.

Guidance

Safeway confirmed guidance for 2008 (a 53-week year) of $2.25 to $2.35 diluted earnings per share and free cash flow of $500 million to $700 million. Safeway revised guidance for identical-store sales growth, excluding fuel, from a range of 2.0% to 2.3% to a range of 1.0% to 2.0%.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,740 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing second-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT July 17, 2008. Click on Webcast Events to access the live call. A replay of the conference call will be available via webcast for approximately one week following the live call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings per share growth, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “confident,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation, consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to improve corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; the capital investment in and financial results from our Lifestyle stores; the rate of return on our pension assets; and the availability and terms of financing, including interest rates. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended		24 Weeks Ended
	June 14, 2008	June 16, 2007	June 14, 2008	June 16, 2007
Sales and other revenue	$10,120.0	$9,823.3	$20,118.8	$19,145.1
Cost of goods sold	(7,254.8)	(7,022.2)	(14,375.3)	(13,613.4)

Gross profit	2,865.2	2,801.1	5,743.5	5,531.7
Operating and administrative expense	(2,413.6)	(2,378.7)	(4,890.0)	(4,748.3)

Operating profit	451.6	422.4	853.5	783.4
Interest expense	(81.7)	(89.7)	(166.2)	(179.3)
Other income, net	2.0	5.4	1.6	12.2

Income before income taxes	371.9	338.1	688.9	616.3
Income tax expense	(137.6)	(119.9)	(261.2)	(223.7)

Net income	$234.3	$218.2	$427.7	$392.6

Basic earnings per share	$0.54	$0.50	$0.98	$0.89

Diluted earnings per share	$0.53	$0.49	$0.97	$0.88

Weighted average shares outstanding:
Basic	437.0	440.0	438.2	440.1

Diluted	440.3	446.2	441.6	446.3

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	June 14, 2008	Year-end 2007
ASSETS
Current assets:
Cash and equivalents	$326.1	$277.8
Receivables	469.8	577.9
Merchandise inventories	2,656.7	2,797.8
Prepaid expenses and other current assets	395.1	354.0

Total current assets	3,847.7	4,007.5

Total property, net	10,563.2	10,622.0
Goodwill	2,403.9	2,406.3
Prepaid pension costs	59.4	73.2
Investment in unconsolidated affiliate	212.0	216.0
Other assets	322.6	326.0

Total assets	$17,408.8	$17,651.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$1,205.6	$954.9
Current obligations under capital leases	44.8	42.5
Accounts payable	2,286.1	2,825.4
Accrued salaries and wages	443.2	506.7
Deferred income taxes	87.9	88.0
Other accrued liabilities	664.8	718.9

Total current liabilities	4,732.4	5,136.4

Long-term debt:
Notes and debentures	4,058.3	4,093.5
Obligations under capital leases	542.8	564.2

Total long-term debt	4,601.1	4,657.7
Deferred income taxes	267.1	254.7
Pension and postretirement benefit obligations	224.8	236.7
Accrued claims and other liabilities	668.1	663.7

Total liabilities	10,493.5	10,949.2
Stockholders’ equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 590.4 and 589.3 shares issued	5.9	5.9
Additional paid-in capital	4,094.7	4,038.2
Treasury stock at cost; 155.0 and 149.2 shares	(4,593.1)	(4,418.0)
Accumulated other comprehensive income	216.9	246.2
Retained earnings	7,190.9	6,829.5

Total stockholders’ equity	6,915.3	6,701.8

Total liabilities and stockholders’ equity	$17,408.8	$17,651.0

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	24 Weeks Ended
	June 14, 2008	June 16, 2007
OPERATING ACTIVITIES
Net income	$427.7	$392.6
Reconciliation to net cash flow from operating activities:
Depreciation and amortization	512.1	478.9
Property impairment charges	25.7	18.7
Stock-based employee compensation	27.7	22.9
Excess tax benefit from exercise of stock options	(1.3)	(7.2)
LIFO expense	13.2	4.6
Equity in loss (earnings) of unconsolidated affiliate	4.0	(7.7)
Net pension expense	38.9	33.1
Contributions to pension plans	(21.6)	(18.2)
Loss (gain) on property retirements and lease exit costs, net	4.9	(14.6)
Increase in accrued claims and other liabilities	16.6	14.4
Amortization of deferred finance costs	2.3	2.6
Deferred income taxes	6.4	—
Other	1.8	4.0
Changes in working capital items:
Receivables	5.0	(31.0)
Inventories at FIFO cost	115.6	66.3
Prepaid expenses and other current assets	(27.0)	(54.7)
Income taxes	(12.0)	10.1
Payables and accruals	(245.0)	(155.2)
Payables related to third-party gift cards, net of receivables	(182.1)	(107.5)

Net cash flow provided by operating activities	712.9	652.1

INVESTING ACTIVITIES
Cash paid for property additions	(676.8)	(753.1)
Proceeds from sale of property	43.5	87.9
Other	(23.7)	(27.6)

Net cash flow used by investing activities	(657.0)	(692.8)

FINANCING ACTIVITIES
Additions to short-term borrowings	5.0	—
Additions to long-term borrowings	449.5	433.4
Payments on long-term borrowings	(247.1)	(305.4)
Purchase of treasury stock	(174.7)	(120.0)
Dividends paid	(60.6)	(50.7)
Net proceeds from exercise of stock options	23.4	53.9
Excess tax benefit from exercise of stock options	1.3	7.2
Income tax refund related to prior years’ debt financing	2.8	6.3
Other	(0.4)	(1.3)

Net cash flow (used) provided by financing activities	(0.8)	23.4

Effect of changes in exchange rate on cash	(6.8)	3.6
Increase (decrease) in cash and equivalents	48.3	(13.7)
CASH AND EQUIVALENTS
Beginning of period	277.8	216.6

End of period	$326.1	$202.9

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended			24 Weeks Ended
	June 14, 2008		June 16, 2007	June 14, 2008	June 16, 2007
Cash capital expenditures	$303.7		$367.2	$676.8	$753.1
Stores opened	3		4	4	5
Stores closed	3		19	7	26
Lifestyle remodels completed	46		59	68	82
Stores at end of period	1,740		1,740
Square footage (in millions)	80.2		79.8
Fuel sales	$1,025.5		$887.4	$1,862.1	$1,538.0
Number of fuel stations at end of period	366		351
Increase in sales from change in Canadian exchange rate	$132.2		$25.2	$346.3	$2.6

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters June 14, 2008		A Year Ended December 29, 2007	B 24 Weeks Ended June 14, 2008	C 24 Weeks Ended June 16, 2007
Net income	$923.5		$888.4	$427.7	$392.6
Add (subtract):
Income taxes	552.7		515.2	261.2	223.7
Interest expense	375.8		388.9	166.2	179.3
Depreciation and amortization	1,104.4		1,071.2	512.1	478.9
LIFO expense	22.5		13.9	13.2	4.6
Stock-based employee compensation	53.2		48.4	27.7	22.9
Property impairment charges	34.1		27.1	25.7	18.7
Equity in loss (earnings) of unconsolidated affiliate	3.0		(8.7)	4.0	(7.7)
Dividend received from unconsolidated affiliate	8.9		8.9	—	—

Adjusted EBITDA	$3,078.1		$2,953.3	$1,437.8	$1,313.0

Total debt at June 14, 2008	$5,851.5
Less cash and equivalents in excess of $75.0 at June 14, 2008	251.1

Adjusted Debt	$5,600.4

Adjusted EBITDA as a multiple of interest expense	8.19	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x
Adjusted Debt to Adjusted EBITDA	1.82	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters June 14, 2008	A Year Ended December 29, 2007	B 24 Weeks Ended June 14, 2008	C 24 Weeks Ended June 16, 2007
Net cash flow from operating activities	$2,251.3	$2,190.5	$712.9	$652.1
Add (subtract):
Income taxes	552.7	515.2	261.2	223.7
Interest expense	375.8	388.9	166.2	179.3
Amortization of deferred finance costs	(5.0)	(5.3)	(2.3)	(2.6)
Excess tax benefit from exercise of stock options	32.4	38.3	1.3	7.2
Deferred income taxes	(137.2)	(130.8)	(6.4)	—
Net pension expense	(77.9)	(72.1)	(38.9)	(33.1)
Contributions to pension plans	36.4	33.0	21.6	18.2
Accrued claims and other liabilities	3.6	5.8	(16.6)	(14.4)
Gain (loss) on property retirements and lease exit costs, net	22.8	42.3	(4.9)	14.6
Changes in working capital items	27.9	(45.6)	345.5	272.0
Other	(4.7)	(6.9)	(1.8)	(4.0)

Adjusted EBITDA	$3,078.1	$2,953.3	$1,437.8	$1,313.0

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	24 Weeks Ended		Forecasted Range Fiscal 2008
	June 14, 2008	June 16, 2007
Net cash flow from operating activities	$712.9	$652.1
Decrease in payables related to third party gift cards, net of receivables	182.1	107.5

Net cash flow from operating activities, as adjusted	895.0	759.6	$2,220.0	$2,350.0
Net cash flow used by investing activities	(657.0)	(692.8)	(1,720.0)	(1,650.0)

Free cash flow	$238.0	$66.8	$500.0	$700.0

	12 Weeks Ended
	June 14, 2008	June 16, 2007
Net cash flow from operating activities	$754.1	$633.0
Increase in payables related to third party gift cards, net of receivables	(25.8)	(34.4)

Net cash flow from operating activities, as adjusted	728.3	598.6
Net cash flow used by investing activities	(286.3)	(301.1)

Free cash flow	$442.0	$297.5

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary it is not available for other uses, and is therefore excluded from the company's calculation of free cash flow.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Unaudited)

TABLE 5: SAME-STORE SALES

	Second Quarter 2008
	Comparable- Store Sales Increases (Decreases)	Identical- Store Sales Increases (Decreases) *
As reported	1.0%	0.9%
Excluding fuel sales	(0.2%)	(0.3%)
Excluding fuel sales and Easter holiday shift	1.1%	1.0%

*	Excludes replacement stores.